As approved: April 1, 1999


                                     BY-LAWS
                                       OF
                           WINMILL & CO. INCORPORATED



ARTICLE I - Stockholders

1.1         Place of Meetings.

            All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or by the affirmative vote or written consent of the holders of a majority of the shares of the Class B Common Stock.

1.2         Annual Meeting.

            The annual meeting of Class B Common stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the first Tuesday of March or on such other date as may be fixed by the Board of Directors or by the affirmative vote or written consent of the holders of a majority of the shares of Class B Common Stock.

1.3         Special Meetings.

            Special meetings of stockholders may be called at any time by the Board of Directors or at the request of a majority of the Class B common stock issued and outstanding. A notice or waiver of notice of a meeting of Class B stockholders need not specify the purposes of the meeting.

1.4         Notice of Meetings.

            Except as otherwise provided by law, written notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting unless waived by such stockholder. The notices of all meetings shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

1.5         Voting List.

            The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at

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the meeting,  arranged in  alphabetical  order,  and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.6         Quorum.

            Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the common stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, or if there are two or more classes of stock entitled to vote as separate classes, then with respect to each such class, the holders of a majority of the shares of such class of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of any business to be voted on separately by such stockholders as a class.

1.7         Adjournments.

            Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8         Voting and Proxies.

            Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, each stockholder entitled to vote at a meeting shall have one vote for each share of stock held of record by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after one year from the date of its execution, unless the proxy expressly provides for a longer period.

1.9         Action at Meeting.

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            When a quorum is present at any  meeting,  the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

1.10        Action without Meeting.

            Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


ARTICLE 2 - Directors

2.1         General Powers.

            The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2         Number; Election; Tenure and Qualification.

            The number of directors which shall constitute the whole Board shall be six, or such other number not less than three as shall be fixed by resolution adopted by the affirmative vote or written consent of the holders of a majority of the Class B Common Stock. Each director shall be elected by the vote or written consent of the holders of a majority of the Class B Common Stock and shall hold office until the next annual meeting of Class B common stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.
Directors need not be stockholders of the corporation.

2.3         Vacancies.


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            Any vacancy in the Board of  Directors,  however  occurring,  may be filled only by the vote or written consent of the holders of a majority of the Class B Common Stock. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director elected to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of Class B common stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.4         Resignation.

            Any director may resign by delivering his written resignation to the corporation at its principal office to the attention of the Chairman or to the Vice Chairman in the absence of the Chairman. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.5         Regular Meetings.

            Regular meetings of the Board of Directors shall be held on the first Tuesday of the months of March, June, September, and December without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of Class B common stockholders.

2.6         Special Meetings.

            Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board or the President.

2.7         Notice of Special Meetings.

            Notice of any special meeting of directors shall be given to each director by the person or persons calling the meeting. Notice shall be given to each director in person, by telephone or by telegram to his business or home address at least 48 hours in advance of the meeting, or by written notice mailed to his business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.8         Meetings by Telephone Conference Calls.

            Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or

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similar communications  equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.9         Quorum.

            The attendance of all of the directors then in office but one shall be necessary to constitute a quorum at all meetings of the Board of Directors.

2.10        Action at Meeting.

            Unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws, at any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action.

2.11        Action by Consent.

            Any action required or permitted to be taken at any meeting of the Board of directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.12        Removal.

            Any one or more or all of the directors may be removed at any time, with or without cause, by the vote or written consent of the holders of a majority of the Class B Common Stock then entitled to vote.

2.13        Committees.

            The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors so adopted and subject to the provisions of the General Corporation Law of the State of Delaware, shall make recommendations to and advise the Board of Directors in the management of the business and affairs of the corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make its own rules for the conduct of its business.

2.14        Compensation of Directors.


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            Directors may be paid such  compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


ARTICLE 3 - Officers

3.1         Enumeration.

            The officers of the corporation shall consist of a Chairman, a Vice Chairman, a President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including General Counsel, one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2         Election.

            Officers shall be appointed by the Board of Directors by resolution passed by the Board of Directors and any office may be left vacant.

3.3         Qualification.

            The Chairman of the Board and Vice Chairman of the Board shall be directors. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4         Tenure.

            Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5         Resignation and Removal.

            Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chairman or the President. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The Board of Directors may remove any officer with or without cause.

3.6         Chairman of the Board.


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            The Chairman shall preside at all meetings of the  stockholders  and of the Board of Directors.

3.7         Vice-Chairman of the Board.

            The Vice-Chairman of the Board shall perform such duties and possess such powers as the Chairman or the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors.

3.8         President.

            The President shall be the Chief Executive Officer responsible for the overall operating policies of the corporation and the Chief Operating Officer responsible for the day to day operations of the corporation in accordance with the operating policies established by the Chairman and the Board of Directors.

3.9         Vice Presidents.

            Any Vice President shall perform such duties as the President or the Board of Directors may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10        Secretary and Assistant Secretaries.

            The Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

            In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the President or the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

            In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11        Treasurer and Assistant Treasurers.

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                                                      As approved: April 1, 1999


            The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the President or the Board of Directors statements of all such transactions and of the financial condition of the corporation.

            In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the President or the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12        General Counsel and Associate General Counsels.

            The General Counsel shall perform such duties and have such powers as are incident to the office of the General Counsel.

            In the event of the absence, inability or refusal to act of the General Counsel, the Associate General Counsel (or if there shall be more than one, the Associate General Counsels in the order determined by the President or the Board of Directors) shall perform the duties and exercise the powers of the General Counsel.

3.13        Other Duties.

            Any officer shall perform such other duties as the President or a Co-President or the Board of Directors may from time to time prescribe.

3.14        Bonded Officers.

            The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of his duties and for the restoration to the corporation of all property in his possession or under his control belonging to the corporation.

3.15        Salaries.

            Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


ARTICLE 4 - Capital Stock

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4.1         Issuance of Stock.

            The whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in accordance with a resolution of the Board of Directors.

4.2         Certificates of Stock.

            Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Co-President, or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

            Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3         Transfer.

            Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

4.4         Lost, Stolen or Destroyed Certificates.

            The corporation may issue a new stock certificate in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss,

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theft or destruction  and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5         Record Date.

            The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


ARTICLE 5 - Indemnification

            The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article: (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

            To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the

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corporation  which may exist from time to time, such Section 145 shall,  for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.


ARTICLE 6 - General Provisions

6.1         Fiscal Year.

            The fiscal year of the corporation shall end on the 31st day of December.

6.2         Corporate Seal.

            The corporate seal shall be in such form as shall be approved by the Board of Directors.

6.3         Execution of Instruments.

            Any two of the Chairman, Vice Chairman of the Board, the President, and the Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signatures of an officer of the corporation relating to any transaction in the ordinary course of business of the corporation, or where the execution and delivery of an instrument shall be expressly delegated by the Board of Directors to some other officer(s) or agent(s) of the corporation.

6.4         Waiver of Notice.

            Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

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6.5         Voting of Securities.

            The Chairman may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any subsidiary, affiliate or other corporation or organization, the securities of which may be held by this corporation.

6.6         Evidence of Authority.

            A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.7         Certificate of Incorporation.

            All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

6.8         Transactions with Interested Parties.

            No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

            (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

            (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or


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                                                      As approved: April 1, 1999

            (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

6.9         Severability.

            Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

6.10        Pronouns.

            All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


ARTICLE 7 - Amendments

            These By-Laws may be altered, amended or repealed or new By-Laws may be adopted only by the affirmative vote or written consent of the holders of a majority of the shares of the Class B Common Stock.

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